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                                                                    Exhibit 23.1
                                                                    ------------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 12, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Intermagnetics General Corporation's Annual Report on Form 10-K for the year ended May 29, 2005. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Albany, NY
February 20, 2006









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